Execution Version FIFTEENTH AMENDED AND RESTATED BYE-LAWS OF ATHENE HOLDING LTD. Adopted as of July 1, 2023 4876-1157-2030

INTERPRETATION 1. Definitions SHARES 2. Power to Issue Shares 3. Power of the Company to Purchase its Shares 4. Rights Attaching to Shares 5. Calls on Shares 6. Share Certificates 7. Fractional Shares REGISTRATION OF SHARES 8. Register of Shareholders 9. Registered Holder Absolute Owner 10. Transfer of Registered Shares 11. Transfer Agent; Registrar; Rules Respecting Certificates 12. Transmission of Registered Shares ALTERATION OF SHARE CAPITAL 13. Power to Alter Capital 14. Variation of Rights Attaching to Shares DIVIDENDS AND CAPITALISATION 15. Dividends 16. Power to Set Aside Profits 17. Method of Payment 18. Capitalisation MEETINGS OF SHAREHOLDERS 19. Annual General Meetings 20. Special General Meetings 21. Requisitioned General Meetings 22. Purposes of Annual General Meetings 23. Notice 24. Giving Notice and Access 25. Postponement of General Meeting 26. Electronic Participation in Meetings 27. Quorum at General Meetings 28. Chairman to Preside at General Meetings 29. Voting on Resolutions 30. Power to Demand a Vote on a Poll 31. Voting by Joint Holders of Shares 32. Instrument of Proxy 33. Representation of Corporate Shareholder 34. Adjournment of General Meeting 35. Written Resolutions 36. Directors Attendance at General Meetings DIRECTORS AND OFFICERS 37. Election of Directors 38. Number of Directors 39. Term of Office of Directors 40. Removal of Directors 41. Vacancy in the Office of Director 42. Remuneration of Directors 43. Defect in Appointment 44. Directors to Manage Business 45. Powers of the Board of Directors 46. Register of Directors and Officers 47. Appointment of Officers 48. Appointment of Secretary 49. Duties of Officers 50. Remuneration of Officers 51. Conflicts of Interest 52. Indemnification and Exculpation BUSINESS OPPORTUNITIES 53. Business Opportunities MEETINGS OF THE BOARD OF DIRECTORS 54. Board Meetings 55. Notice of Board Meetings 56. Electronic Participation in Meetings 57. Quorum at Board Meetings 58. Board to Continue in the Event of Vacancy 59. Chairman to Preside 60. Written Consent 61. Validity of Prior Acts of the Board CONFLICTS 62. Resolution of Conflicts 63. Conflicts Committee CORPORATE RECORDS 64. Minutes 65. Place Where Corporate Records Kept 66. Form and Use of Seal ACCOUNTS 67. Books of Account 68. Financial Year End AUDITS 69. Annual Audit 70. Appointment of Auditor 71. Remuneration of Auditor 72. Duties of Auditor 73. Access to Records 74. Financial Statements 75. Distribution of Auditor’s Report 76. Vacancy in the Office of Auditor VOLUNTARY WINDING-UP AND DISSOLUTION 77. Winding-Up CHANGES TO CONSTITUTION; EXCLUSIVE JURISDICTION 78. Changes to Bye-laws 79. Changes to the Memorandum of Association 80. Exclusive Jurisdiction 81. Discontinuance TERMINATION OF IMAS 82. Termination of IMAs

INTERPRETATION 1. Definitions 1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively: ACRA means Athene Co-Invest Reinsurance Affiliate 1A Ltd.; ACRA HoldCo means Athene Co-Invest Reinsurance Affiliate Holding Ltd.; ACRA 2 HoldCo means Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.; ACRA System IMA means (i) that certain investment management agreement by and between ACRA and ISG, dated as of December 31, 2018, (ii) that certain investment management agreement by and between ACRA HoldCo and ISG, dated as of December 16, 2021 and each other investment management agreement by and between ACRA HoldCo or any of its Subsidiaries, on the one hand, and ISG, on the other hand, as may be entered into from time to time, (iii) that certain investment management agreement by and between ACRA 2 HoldCo and ISG, dated as of February 6, 2023, and each other investment management agreement by and between ACRA 2 HoldCo or any of its Subsidiaries, on the one hand, and ISG, on the other hand, as may be entered into from time to time, (iv) any investment management agreement between a member of the Apollo Group, on the one hand, and a third-party cedent, on the other hand, that relates to any funds withheld accounts or modified coinsurance accounts established by reinsurance counterparties of the Company or any of its Subsidiaries for the purpose of maintaining assets supporting business ceded or retroceded to ACRA HoldCo or any of its Subsidiaries or ACRA 2 HoldCo or any of its Subsidiaries and (v) any investment management agreement between a member of the Apollo Group, on the one hand, and the Company or any of its Subsidiaries, on the other hand, that relates to any funds withheld accounts or modified coinsurance accounts established by reinsurance counterparties of the Company or any of its Subsidiaries for the purpose of maintaining assets supporting business ceded or retroceded to ACRA HoldCo or any of its Subsidiaries or ACRA 2 HoldCo or any of its Subsidiaries, but solely with respect to the management of assets that support business that is ultimately ceded or retroceded to ACRA HoldCo or any of its Subsidiaries or ACRA 2 HoldCo or any of its subsidiaries; Act means the Companies Act 1981 of Bermuda as amended from time to time; Affiliate means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise; AGM means Apollo Global Management, Inc. (formerly known as Tango Holdings, Inc.); Apollo Group means, (i) AGM and its Subsidiaries, including Apollo Asset Management, Inc. (formerly known as Apollo Global Management, Inc.), (ii) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by any Person described in clause (i), (iii) BRH Holdings GP, Ltd. and each of its shareholders, (iv) any executive officer or employee of AGM or its Subsidiaries, and (v) any Affiliate of a Person described in clauses (i), (ii), (iii) or (iv) above; provided, none of the Company or its Subsidiaries (other than ACRA HoldCo and its Subsidiaries and ACRA 2 HoldCo and its Subsidiaries) shall be deemed to be a member of the Apollo Group for purposes of these Bye-laws; Applicable Law means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Authority applicable to such Person;

Auditor means the individual or entity for the time being performing the duties of auditor of the Company (if any); Bermuda means the Islands of Bermuda; Board means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum; Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in Bermuda are authorised or required by law to close; Bye-laws means these Fifteenth Amended and Restated Bye- laws adopted by the Company effective as of July 1, 2023, in their present form or as from time to time amended; Company means Athene Holding Ltd.; Comparable Asset Manager means an asset manager with personnel of experience, education and qualification, and whose services are of a scale and scope, comparable to those of ISG (after giving effect to any assistance provided to ISG by its Affiliates); Director means a director of the Company; Equity Securities means all shares of capital stock of the Company, all securities exercisable or convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, including any share appreciation or similar rights, contractual or otherwise; Exchange Act means the U.S. Securities Exchange Act of 1934, as amended; Expenses means all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses; Governmental Authority means any Bermudan, U.S. Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body and any self-regulating authority such as FINRA); Independent Director means any Director that meets the independence requirements under the then-prevailing rules of the New York Stock Exchange or any stock exchange or quotation system on which the Company’s common equity securities are then listed or quoted, as determined by the Board; Insolvency Event means: (i) the Company or any Subsidiary thereof shall commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Applicable Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorise any of the foregoing; (ii) an involuntary case or other Proceeding shall be commenced against the Company or any Subsidiary thereof seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Proceeding shall remain undismissed and unstayed for a period of sixty days;

or (iii) an order for relief shall be entered against the Company or any Subsidiary thereof under the bankruptcy laws in effect at such time; ISG means Apollo Insurance Solutions Group LP, a Delaware limited partnership (or any successor entity thereto); Liabilities means losses, claims, damages, liabilities, joint or several, judgments, fines, penalties, interest, settlements or other amounts; Liquidation means: (i) any Insolvency Event; (ii) any Sale of the Company or (iii) any dissolution or winding up of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction; notice means written notice as further provided in these Bye-laws unless otherwise specifically stated; Officer means any person appointed by the Board to hold an office in the Company; Proceeding means claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, at law or in equity, by or before any Governmental Authority; Register of Directors and Officers means the register of directors and officers referred to in these Bye-laws; Register of Shareholders means the register of shareholders referred to in these Bye-laws; Registered Office means the registered office of the Company, which shall be at such place in Bermuda as the Board shall from time to time appoint; Resident Representative means any person appointed to act as resident representative and includes any deputy or assistant resident representative; Resolution means a resolution of the Shareholders approved by Shareholders entitled to vote for the election of directors to the Board or, where required, of a separate class or separate classes of Shareholders, adopted in a general meeting, in each case in accordance with the provisions of these Bye-laws; Sale of the Company means (i) the sale or transfer of all or substantially all of the Company’s assets to a Third Party; (ii) the sale or transfer of outstanding Equity Securities to a Third Party; or (iii) a business combination involving the Company and one or more additional Persons by means of merger, consolidation, scheme of arrangement, amalgamation, share exchange or similar transaction, in each case in clauses (ii) and (iii) above under circumstances in which the Third Party, immediately following such transaction, holds 51% or more of the aggregate economic value of the outstanding Equity Securities. A sale (or multiple sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities or otherwise) which constitutes all or substantially all of the consolidated assets or revenues of the Company shall be deemed a Sale of the Company; SEC means the U.S. Securities and Exchange Commission; Securities Act means the U.S. Securities Act of 1933, as amended; Secretary means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; Shareholder means the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires; Shareholders Agreement means that certain Shareholders Agreement of the Company, by and between the Company and certain Shareholders, dated as of February 28, 2020, as amended, supplemented or modified from time to time; Subsidiary means, with respect to any Person, any other Person the majority of whose equity securities or voting securities able to elect the board of directors or comparable governing body are directly or indirectly owned or controlled by such Person; Third Party means any Person, or any group of Persons, who, immediately prior to a proposed Sale of the Company, held less than 10% of the aggregate economic value of the outstanding Equity Securities; provided, that the Company and its Subsidiaries shall not be a Third Party or a member of a group of Persons constituting a Third Party; Treasury Share means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and 1.2 In these Bye-laws, the following terms have the meanings set forth in the sections indicated: Term Bye-law AHL Cause 82.4 cause 40.1 Chairman 45(c) Class A Common Shares 4.1 Company Merger Vote 4.3 Company Opportunity 53.1 Conflicts Committee 63.1 Covered Person 52.1 Fee Agreement 82.2 IMA Termination Effective Date 82.1

Term Bye-law IMA Termination Election Date 82.1 IMA Termination Notice 82.1 Indemnified Persons 52.12 Insurance Subsidiaries 53.1 Shareholder Affiliates 52.12 Specified Parties 53.1 Valid IMA Termination Notice 82.1 Vice Chairman 45(c) 1.3 In these Bye-laws, where not inconsistent with the context: (a) words denoting the plural number include the singular number and vice versa; (b) words denoting the masculine gender include the feminine and neuter genders; (c) words importing “person” or “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint share company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal; (d) the words: (i) “may” shall be construed as permissive; and (ii) “shall” shall be construed as imperative; and (e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws. 1.4 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.5 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof. 1.6 The rights and obligations set forth in these Bye-laws may be modified or restricted by any shareholders agreement entered into by two or more Shareholders or by the Company and one or more Shareholders, provided, that any such modification or restriction shall apply only to the parties to such shareholders agreement. SHARES 2. Power to Issue Shares 2.1 Subject to these Bye-laws and to any Resolution to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power and authority to the fullest extent permitted under the Act, but subject to all contractual restrictions to which the Company is bound, to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Board may by resolution prescribe, and to fix or alter the number of shares comprising any such class or series. 2.2 The authority of the Board with respect to each such class or series shall include, without any limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of shares: (a) the distinctive designation of such class or series and the number of shares to constitute such class or series; (b) the rate at which any dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms; (c) the right or obligation, if any, of the Company to redeem shares of the particular class or series and, if redeemable, the price, terms and manner of such redemption; (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; (f) the obligation, if any, of the Company to retire, redeem or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation; (g) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any such class or series; and (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series. 2.3 Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion). 3. Power of the Company to Purchase its Shares 3.1 The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. 3.2 The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act. 4. Rights Attaching to Shares 4.1 Subject to any Resolution to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the common share capital of the Company shall consist of a single class of common shares designated as Class A Common Shares (the “Class A Common Shares”). In accordance with Bye-law 2.2, the Board may authorize the creation and issuance of one or more series of preference shares. 4.2 The Class A Common Shares shall collectively represent 100% of the total voting power of the Company, and each Class A Common Share shall, subject to these Bye-laws, be entitled to one vote per share. 4.3 In connection with any vote of Shareholders to approve a merger or amalgamation with respect to the Company (a “Company Merger Vote”), each outstanding preferred share shall have the power to vote in connection with any such Company Merger Vote. Solely in connection with any such Company Merger Vote, any outstanding preferred shares shall collectively represent 0.1% of the total voting power of the Company with the total voting power attributable to each of the Class A Common Shares being reduced by such percentage on a pro-rated basis. 4.4 (a) The Class A Common Shares shall be entitled to such dividends, in proportion to the number of Class A Common Shares held by such holder, as the Board may from time to time declare. (b) In addition to the foregoing, upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Company and payment or provision for payment for the aggregate liquidation preference for all outstanding preferred shares have each been made, distributions out of the remaining assets of the Company available for distribution to its Shareholders shall be made to the holders of the Class A Common Shares (on a pro-rata basis based upon the number of Class A Common Shares held by each such holder in proportion to the total number of Class A Common Shares then outstanding). (c) In the event of a Liquidation resulting from circumstances set forth in either clause (ii) or clause (iii) of the definition of Sale of the Company, the “remaining assets of the Company available for distribution” (as referred to in clause (b) above) shall be deemed to be the aggregate consideration to be paid to all holders of Class A Common Shares participating in such Liquidation. In connection with such a Liquidation, the holders of the Class A Common Shares shall allocate the aggregate consideration to be paid to all such Shareholders participating in such Liquidation among such Shareholders, such that each such Shareholder shall receive the same portion of the aggregate consideration from such Liquidation that such Shareholder would have received if such aggregate consideration had been distributed by the Company in a Liquidation caused by circumstances other than those set forth in clause (ii) or clause (iii) of the definition of Sale of the Company. (d) If any or all of the proceeds payable to the Shareholders in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board. 4.5 All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company. 4.6 All determinations to be made in connection with the application of the provisions set forth in this Bye-law 4 shall be made by the Company in its sole discretion, and any such determination shall be binding on all Shareholders and holders of securities of the Company. 5. Calls on Shares 5.1 The Board may make such calls as it thinks fit upon the Shareholders in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholders may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls. 5.2 The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof. 5.3 The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by such Shareholder, although no part of that amount has been called up. 6. Share Certificates 6.1 Every Shareholder shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. 6.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted. 6.3 The holder of any shares of the Company, promptly upon discovery, shall notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to such holder a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or its legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

7. Fractional Shares The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up. REGISTRATION OF SHARES 8. Register of Shareholders 8.1 The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act. 8.2 The Register of Shareholders shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year. 9. Registered Holder Absolute Owner The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person. 10. Transfer of Registered Shares 10.1 The following transfer restrictions are in addition to any transfer restrictions that may apply pursuant to the terms of any contract or other agreement between the

Shareholders as among themselves or with any third parties or that the Company may enter into with any of its Shareholders 10.2 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept: Transfer of a Share or Shares Athene Holding Ltd. (the “Company”) FOR VALUE RECEIVED…………………….[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company. DATED this [ ] day of [ ], 20[ ] Signed by: In the presence of: _________________ _________________ Transferor Witness _________________ _________________ Transferee Witness 10.3 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided, that in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders. 10.4 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. 10.5 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder. 10.6 The Board may in its absolute discretion refuse to register the transfer of a share if, and only if, all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have not been obtained. If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal. 11. Transfer Agent; Registrar; Rules Respecting Certificates 11.1 The Company may maintain one or more transfer offices or agencies where shares of the Company shall be transferable. The Company may also maintain one or more registry offices where such shares shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates in accordance with Applicable Laws and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted. 12. Transmission of Registered Shares 12.1 Subject to the terms of any contracts or other agreements by and between the Shareholders or by and between the Company and any of its Shareholders, in the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder. 12.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following: Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder Athene Holding Ltd. (the “Company”) I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Shareholder] to [number] share(s) standing in the Register of Shareholders of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions. DATED this [ ] day of [ ], 20[ ] Signed by: In the presence of: _________________ _________________ Transferor Witness _________________ _________________ Transferee Witness

12.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be. 12.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders. ALTERATION OF SHARE CAPITAL 13. Power to Alter Capital 13.1 The Company may, if authorised by Resolution, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act. 13.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit. 14. Variation of Rights Attaching to Shares Subject to any contract or agreement by and between the Shareholders or by and between the Company and any of its Shareholders, which contains provisions affecting the rights attaching to shares of the Company, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class, as the case may be) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued shares of that class (as the case may be) or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class, as the case may be. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION 15. Dividends 15.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to all holders of Class A Common Shares, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company. 15.2 In the event of a distribution in specie, the value of any distributed assets shall be the fair market value of such assets at the time of distribution as reasonably determined by the Board. 15.3 The Board may declare and pay dividends on one or more class of shares of the Company to the extent one or more classes of shares of the Company ranks senior to or has priority or a preference over another class of shares of the Company. 15.4 The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed by the Board, the record date for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. 15.5 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others. 15.6 The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company. 16. Power to Set Aside Profits The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. 17. Method of Payment 17.1 Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders, or to such person and to such address as the holder may in writing direct.

17.2 In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares. 17.3 The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise. 18. Capitalisation 18.1 The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders. 18.2 The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution. MEETINGS OF SHAREHOLDERS 19. Annual General Meetings The annual general meeting shall be held in each year at such time and place as the President or the Chairman (if any) or any two Directors or any Director and the Secretary or the Board shall appoint. 20. Special General Meetings A special general meeting may be called by the Secretary for any purpose at any time in accordance with these Bye-laws upon the request of any of (i) the Chairman, (ii) the Vice Chairman, (iii) the Chief Executive Officer of the Company or (iv) a majority of the Board. 21. Requisitioned General Meetings The Board shall, on the requisition of Shareholders holding shares at the date of the deposit of the requisition not less than 10% of the total voting power of the Company, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

22. Purposes of Annual General Meetings At each annual general meeting the Shareholders shall elect the members of the Board then subject to election in accordance with the procedures set forth in these Bye-laws and subject to Applicable Law and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted and in accordance with the terms and conditions of any preferred shares of the Company that are issued and outstanding. At any such annual general meeting any other business properly brought before the meeting may be transacted. 23. Notice 23.1 At least five days’ notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors up for election at that meeting will take place thereat, and as far as practicable, the other business to be conducted at the meeting. 23.2 At least five days’ notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting. 23.3 The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting. 23.4 A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting. 23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. 24. Giving Notice and Access 24.1 A notice may be given by the Company to a Shareholder: (a) by delivering it to such Shareholder in person; or (b) by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or (c) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given and expressly consented to by such Shareholder to the Company for such purpose; or (d) in accordance with Bye-law 24.4. 24.2 Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares. 24.3 Any notice (save for one delivered in accordance with Bye-law 24.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means. 24.4 Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Company may deliver such information or documents by notifying the Shareholder of the availability of such and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website. 24.5 In the case of information or documents delivered in accordance with Bye-law 24.4, service shall be deemed to have occurred when (i) the Shareholder is notified in accordance with that Bye-law; and (ii) the information or document is published on the website. 25. Postponement of General Meeting The Secretary, at the request of the Board, may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Shareholders before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with these Bye-laws. 26. Electronic Participation in Meetings Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27. Quorum at General Meetings 27.1 At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time. 27.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws. 28. Chairman to Preside at General Meetings The Chairman of the Board shall preside at all general meetings for which the Chairman is present. If the Chairman is absent, the Vice Chairman shall preside. For any meeting where both the Chairman and Vice Chairman are absent, a presiding officer shall be appointed or elected by those present at the meeting and entitled to vote. 29. Voting on Resolutions 29.1 Subject to the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the Resolution shall fail. 29.2 At any general meeting a Resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye- laws, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand. 29.3 In the event that a Shareholder participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands. 29.4 At any general meeting, if an amendment is proposed to any Resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5 At any general meeting, a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact. 30. Power to Demand a Vote on a Poll 30.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons: (a) the chairman of such meeting; or (b) any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than 10% of the total voting rights of all the Shareholders having the right to vote at such meeting; or (c) any Shareholder or Shareholders present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total amount paid up on all such shares conferring such right. 30.2 Where a poll is demanded, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy, and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. 30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll. 30.4 Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Shareholders or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting. 31. Voting by Joint Holders of Shares In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders. 32. Instrument of Proxy 32.1 Any Shareholder entitled to vote at any general meeting may vote either in person or by his or her attorney-in-fact or proxy. 32.2 An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the Board or the chairman of the meeting shall accept: Proxy Athene Holding Ltd. (the “Company”) I/We, [insert names here], being a Shareholder of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Shareholders to be held on the [ ] day of [ ], 20[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.) Signed this [ ] day of [ ], 20[ ] _________________ Shareholder(s) 32.3 The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid. 32.4 A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent such Shareholder and vote on such Shareholder’s behalf in respect of different shares. 32.5 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33. Representation of Corporate Shareholder 33.1 A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives. 33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurance as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder. 34. Adjournment of General Meeting The chairman of a general meeting may, with the consent of the Shareholders at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws. 35. Written Resolutions 35.1 Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders may, without a meeting, be done by written resolution in accordance with this Bye-law. 35.2 Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Shareholders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Shareholder does not invalidate the passing of a resolution. 35.3 A written resolution is passed when it is signed by, or in the case of a Shareholder that is a corporation, on behalf of, the Shareholders who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Shareholders at which all Shareholders entitled to attend and vote thereat were present and voting. 35.4 A resolution in writing may be signed in any number of counterparts. 35.5 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

35.6 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act. 35.7 This Bye-law shall not apply to: (a) a resolution passed to remove an Auditor from office before the expiration of his term of office; or (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office. 35.8 For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. 36. Directors Attendance at General Meetings The Directors shall be entitled to receive notice of, attend and be heard at any general meeting. DIRECTORS AND OFFICERS 37. Election of Directors 37.1 The Board of Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy or removal, and subject to the terms and conditions of any preferred shares of the Company that are issued and outstanding, shall hold office until the annual general meeting at which such Director’s term is due to expire. 37.2 Subject to the terms and conditions of any preferred shares of the Company that are issued and outstanding, at any general meeting the Shareholders may authorize the Board to fill any vacancy in their number left unfilled at a general meeting. 37.3 Any vote of Shareholders taken in respect of Director elections shall be in compliance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, to the same extent as if the shares of the Company were registered under the Exchange Act. 38. Number of Directors The Board shall consist of not less than two Directors or the minimum number required under the rules of any exchange under which any common shares or preferred shares of the Company are listed.

39. Term of Office of Directors Directors shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. 40. Removal of Directors 40.1 Subject to any provision to the contrary in these Bye-laws and the terms and conditions of any preferred shares of the Company that are issued and outstanding, the Shareholders entitled to vote for the election of Directors may, at any annual general meeting or special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal. 40.2 If a Director is removed from the Board under this Bye-law the Shareholders may fill the vacancy at the meeting at which such Director is removed, subject to the terms and conditions of any preferred shares of the Company that are issued and outstanding. In the absence of such election or appointment, the Board may fill the vacancy. 41. Vacancy in the Office of Director 41.1 The office of Director shall be vacated immediately if the Director: (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law; (b) is or becomes bankrupt or insolvent, or makes any arrangement or composition with such Director’s creditors generally; (c) is or becomes of unsound mind or a patient for any purpose of any statute or Applicable Law relating to mental health and the Board resolves that his office is vacated, or dies; (d) by virtue of holding the office of Director causes the Company to be taxed in an adverse manner; or (e) resigns his office by notice to the Secretary. 41.2 The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director until the immediately succeeding annual general meeting when such vacancy shall be filled by a Shareholder vote.

42. Remuneration of Directors The remuneration (if any) of the Directors shall be determined by the Board or an appropriate committee thereof delegated by the Board. The Directors shall also be paid all reasonable travel, hotel and related expenses incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally. The Company shall also bear reasonable travel, hotel and related expenses incurred by any advisors to the Board related to such matters. 43. Defect in Appointment All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity. 44. Directors to Manage Business The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting. 45. Powers of the Board of Directors The Board may: (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties; (b) exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party; (c) designate a Chairman of the Board (the “Chairman”) and a Vice Chairman of the Board (the “Vice Chairman”); (d) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(e) appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business; (f) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney; (g) procure that the Company pays all expenses incurred in promoting and incorporating the Company; (h) delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided, that every such committee shall conform to such directions as the Board shall impose on them; and provided, further, that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board; (i) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit; (j) present any petition and make any application in connection with the liquidation or reorganisation of the Company; (k) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and (l) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company. 46. Register of Directors and Officers The Board shall cause to be kept in one or more books at the Registered Office of the Company a Register of the Directors and Officers of the Company and shall enter therein the particulars required by the Act.

47. Appointment of Officers The Board may appoint such officers (who may or may not be Directors) as the Board may determine. 48. Appointment of Secretary The Secretary shall be appointed by the Board from time to time. 49. Duties of Officers The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time. 50. Remuneration of Officers The Officers shall receive such remuneration as the Board may determine. 51. Conflicts of Interest 51.1 Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company. 51.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act. 51.3 Following a declaration being made pursuant to this Bye-law, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting and, to the fullest extent permitted by Applicable Law, the interested Director shall not be liable to account to the Company for any profit realized thereby. To the fullest extent permitted by Applicable Law, in the event that one or more interested Directors are disqualified or elect to be recused from voting on a matter, or one or more Directors are later found to have an interest or conflict that should have been declared, the matter shall be approved or stand approved if it is or was approved by a majority of the votes cast by the Directors that do not have any interest or conflict in the matter, even if less than a quorum. 51.4 Subject to the Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a Director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

51.5 This Bye-law 51 shall be subject to any U.S. securities laws and the rules of any exchange or quotation system on which the Company’s shares are then listed. 52. Indemnification and Exculpation 52.1 To the fullest extent permitted by Applicable Law, but subject to the limitations expressly provided in this Bye-law 52, (i) AGM, in its capacity as holder of a majority of the outstanding shares of the Company, (ii) the past, present and future (x) Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board), (y) any consultants participating in any Company equity incentive plan, and (z) liquidators or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any Subsidiary thereof, (iii) any Person who is or was an employee or agent of the Company or a director, officer, employee or agent of any of the Company’s Subsidiaries and who, while an employee or agent of the Company or a director, officer, employee or agent of any of the Company’s Subsidiaries, is or was also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries) and (iv) any other Person who, while a Director or Officer, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans (each, a “Covered Person”) shall be indemnified and secured harmless by the Company from and against all Liabilities and Expenses arising from any and all threatened, pending or completed Proceedings, in which any Covered Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of (A) in the case of any Covered Person described in the preceding clauses (ii) and (iv), its status as a Covered Person or (B) in the case of any Covered Person described in the preceding clause (iii), the fact that such Covered Person is or was an employee or agent of the Company, or is or was a director, officer, employee or agent of any of the Company’s Subsidiaries, acting in relation to the affairs of the Company or any such Subsidiary, whether arising from acts or omissions to act occurring before or after the date of the adoption of these Bye-laws; provided, however, that a Covered Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Covered Person is seeking indemnification pursuant to this Bye-law 52, the Covered Person acted fraudulently and/or dishonestly in relation to the Company; provided further, subject in all respects to Bye-law 52.12, no Covered Person shall be entitled to indemnification from the Company (nor any amounts provided for under Bye-law 52.2) for any acts or omissions of such Covered Person in such Covered Person’s role as a director, officer, consultant, representative or agent of ISG. Notwithstanding the preceding sentence, except as otherwise described in Bye-law 52.10, the Company shall be required to indemnify a Person described in such sentence in connection with any Proceeding (or part thereof) commenced by such Person only if the commencement of such Proceeding (or part thereof) by such

Person was authorised by the Board. To the fullest extent permitted by Applicable Law, each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in right of the Company, against any Covered Person on account of any action taken by such Covered Person, or the failure of such Covered Person to take any action in the performance of such Covered Person’s duties with or for the Company or any subsidiary thereof; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company or its Subsidiaries which may attach to such Covered Person. 52.2 To the fullest extent permitted by Applicable Law, Expenses incurred by a Covered Person in appearing at, participating in or defending any indemnifiable Proceeding pursuant to this Bye-law 52 shall, from time to time, be advanced by the Company prior to a final and non-appealable disposition of the Proceeding in which it is determined that the Covered Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it ultimately shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Bye-law 52. Notwithstanding the immediately preceding sentence, except as otherwise provided in Bye-law 52.10, the Company shall be required to indemnify a Covered Person pursuant to the immediately preceding sentence in connection with any Proceeding (or part thereof) commenced by such Person only if the commencement of such Proceeding (or part thereof) by such Person was authorised by the Board. 52.3 The indemnification and advancement of Expenses provided by this Bye-law 52 shall be in addition to any other rights to which a Covered Person may be entitled under these Bye-laws or any agreement between the Company and such Covered Person, pursuant to a vote of a majority of disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the Covered Person’s capacity as a Covered Person and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity. 52.4 The Company may purchase and maintain insurance on behalf of a Covered Person, and such other Persons as the Board shall determine, against any Liability that may be asserted against, or Expense that may be incurred by, such Person in connection with the Company’s activities or any such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such Liability or Expense under the provisions of these Bye- laws or Applicable Law. 52.5 For purposes of this Bye-law 52 (i) the Company shall be deemed to have requested a Covered Person to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, such Covered Person to the plan or participants or beneficiaries of the plan and (ii) excise taxes assessed on a Covered Person with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of “Liabilities”. 52.6 A Covered Person shall not be denied indemnification in whole or in part under this Bye-law 52 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by these Bye-laws. 52.7 Except with respect to any Shareholder Affiliate, which shall be a third party beneficiary of the rights set forth in Bye-law 52.12, the provisions of this Bye-law 52 are for the benefit of the Covered Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. 52.8 Each Covered Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers, Directors or employees of the Company, AGM, or any of the officers, directors or employees of the Company’s Subsidiaries, or committees of the Board, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by or on behalf of it) as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence. 52.9 No amendment, modification or repeal of this Bye-law 52 or any provision hereof or, to the fullest extent permitted by Applicable Law, any modification of Applicable Law, shall in any manner terminate, reduce or impair the right of any past, present or future Covered Person to be indemnified or to have such Covered Person’s Expenses advanced by the Company, nor the obligations of the Company to indemnify or advance Expenses to any such Covered Person under and in accordance with the provisions of this Bye-law 52 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. 52.10 If a claim for indemnification (following the final disposition of the Proceeding for which indemnification is being sought) or advancement of Expenses under this Bye-law 52 is not paid in full within thirty (30) days after a written claim therefor by any Covered Person has been received by the Company, such Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the Expenses of prosecuting such claim, including reasonable attorneys’ fees. 52.11 This Bye-law 52 shall not limit the right of the Company, to the extent and in the manner permitted by Applicable Law, to indemnify and to advance Expenses to, and purchase and maintain insurance on behalf of Persons other than Covered Persons.

52.12 The Company hereby acknowledges that the indemnitees under this Bye-law 52 (the “Indemnified Persons”) may have certain rights to indemnification, advancement of Expenses and/or insurance provided by members of the Apollo Group or other Affiliates of the Company or Affiliates of members of the Apollo Group (“Shareholder Affiliates”) separate from the indemnification and advancement of Expenses provided by the Company under these Bye-laws. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons under these Bye-laws are primary and any obligation of any Shareholder Affiliate to advance Expenses or to provide indemnification for the same Expenses or Liabilities incurred by the Indemnified Persons are secondary), (ii) that the Company shall be required to advance the full amount of Expenses incurred by the Indemnified Persons and shall be liable for the full amount of all Expenses and Liabilities paid in settlement to the extent legally permitted and as required by Bye-law 52, without regard to any rights the Indemnified Persons may have against any Shareholder Affiliate, and (iii) that the Company irrevocably waives, relinquishes and releases the Shareholder Affiliates from any and all claims against the Shareholder Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Shareholder Affiliate on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company pursuant to Bye-law 52 shall affect the foregoing and the Shareholder Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Person against the Company. For the avoidance of doubt, no Person providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company, and of its Affiliates or any of the foregoing’s respective Subsidiaries, including any Person providing such insurance obtained or maintained pursuant to Bye-law 52.4, shall be, or be deemed to be, a Shareholder Affiliate. 52.13 No Covered Person shall be personally liable either to the Company or to any of its Shareholders for monetary damages for breach of fiduciary duty as a Covered Person, except to the extent such exemption from liability or limitation thereof is not permitted under Applicable Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of this Bye-law inconsistent with the foregoing sentence shall not adversely affect any right or protection of a Covered Person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. 52.14 The Company shall distribute such amounts out of the general assets of the Company (payable in immediately available United States funds) to AGM that are necessary in order for AGM to satisfy any indemnification obligations incurred by it as a result of its status as the controlling Shareholder, promptly upon receipt of written notice by the Company of the existence of any such indemnification obligations.

52.15 Any Person purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 52. BUSINESS OPPORTUNITIES 53. Business Opportunities 53.1 To the fullest extent permitted by Applicable Law, the Company, on behalf of itself and its Subsidiaries, other than its Subsidiaries that are insurance companies which are regulated by a governmental entity (“Insurance Subsidiaries”), waives and renounces any right, interest or expectancy of the Company and/or its Subsidiaries, other than its Insurance Subsidiaries, in, or in being offered an opportunity to participate in, business opportunities of any kind, nature or description that are from time to time presented to (x) any member of the Apollo Group or an Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries), (y) any of the Directors or any of their respective Affiliates (other than the Company and its Subsidiaries), or (z) any Officer, employee or agent of the Company, or any director, officer, employee or agent of any of the Company’s Subsidiaries, who is also, and is presented such business opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries), in the case of each of clauses (x), (y) and (z), excluding the Chief Executive Officer of the Company and the other executive officers and employees of the Company and its Subsidiaries (the Persons described in clauses (x), (y) and (z), “Specified Parties” and each, a “Specified Party”), or of which any Specified Parties have or gain knowledge, whether or not the opportunity is competitive with the business of the Company or its Subsidiaries or in the same or similar lines of business as the Company or its Subsidiaries or one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by Applicable Law, shall not be liable to the Company or any of its Subsidiaries, other than its Insurance Subsidiaries, for breach of any statutory, fiduciary, contractual or other duty, as a Director, Officer, employee or agent of the Company, or a director, officer, employee or agent of any of the Company’s Subsidiaries, as the case may be, or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries do not renounce any right, interest or expectancy in any business opportunity offered to a Specified Party who is a Director or Officer if such business opportunity is expressly offered for the Company or its Subsidiaries to such person solely in his or her capacity as a Director or Officer (a “Company

Opportunity”); provided, however, that all of the protections of this Bye-law 53 shall otherwise apply to the Specified Parties with respect to such Company Opportunity, including the ability of the Specified Parties to pursue or acquire such Company Opportunity, directly or indirectly, or to direct such Company Opportunity to another person, if and to the extent that the Company or the applicable Subsidiary of the Company, as applicable, determines not to pursue such Company Opportunity or if it is subsequently determined by the Board or any committee thereof (or board of directors or other governing body of such Subsidiary or any committee thereof), or by any court of competent jurisdiction, that the business opportunity was not in the line of business of the Company or such Subsidiary, as applicable, was not of material or practical advantage to the Company or such Subsidiary, as applicable, or was one that the Company or such Subsidiary, as applicable, was not financially capable of undertaking. For the avoidance of doubt, notwithstanding anything to the contrary set forth herein or otherwise, to the fullest extent permitted by Applicable Law, the Company, on behalf of itself and its Subsidiaries, other than its Insurance Subsidiaries, hereby waives and renounces any right, interest or expectancy of the Company or its Subsidiaries to participate in or be offered an opportunity to participate in any business or business opportunity of any member of the Apollo Group or its Affiliates (other than the Company and its Subsidiaries), except to the extent such right, interest or expectancy is expressly granted to the Company or any of its Subsidiaries under a binding agreement between or among the Company and/or its Subsidiaries, on the one hand, and any member of the Apollo Group or its Affiliates (other than the Company and its Subsidiaries), on the other hand. 53.2 No amendment, modification or repeal of this Bye-law 53 or any provision hereof or, to the fullest extent permitted by Applicable Law, any modification of Applicable Law, shall in any manner terminate, reduce or impair the right of any Person under and in accordance with the provisions of this Bye-law 53 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. 53.3 This Bye-law 53 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Party under any agreement, these Bye-laws, vote of the Board, Applicable Law or otherwise. 53.4 Any Person purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 53. 53.5 Notwithstanding anything to the contrary herein, under no circumstances shall the provisions of this Bye-law 53 (other than this Bye-law 53.5) apply to (or result in or be deemed to result in a limitation or elimination of) any duty (contractual, fiduciary or otherwise, whether at law or in equity) owed by any Specified Party who is also an Officer, employee or agent of the Company, or any director, officer, employee or agent of any of its Subsidiaries (other than any such Specified Party who is also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries)), and any business opportunity waived or renounced by any Person pursuant to such other provisions of this Bye-law 53 shall be expressly reserved and maintained (and shall not be waived or renounced) by such Person as to any such Specified Party. MEETINGS OF THE BOARD OF DIRECTORS 54. Board Meetings The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes cast the resolution shall fail. 55. Notice of Board Meetings Upon the requisition of (i) the Chairman or Vice Chairman of the Board, (ii) a majority of the Directors, (iii) the Chief Executive Officer of the Company or (iv) a majority of the Independent Directors, the Secretary shall summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose. 56. Electronic Participation in Meetings Subject to Applicable Law, Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. 57. Quorum at Board Meetings The quorum necessary for the transaction of business at a meeting of the Board shall be two (2) Directors; provided, that at any meeting where only two (2) Directors are in attendance any Board action taken at such meeting must be approved unanimously. 58. Board to Continue in the Event of Vacancy The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company. 59. Chairman to Preside Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting. 60. Written Consent A written consent signed by all the Directors, which may be in counterparts, shall be as valid as if a resolution in respect thereof had been passed at a meeting of the Board duly called and constituted, such written consent to be effective on the date on which the last Director signs such written consent. 61. Validity of Prior Acts of the Board No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made. CONFLICTS 62. Resolution of Conflicts All Apollo Conflicts, as defined in the charter of the Conflicts Committee, shall be approved by the Conflicts Committee unless such conflict is: (a) specifically exempted from approval in accordance with the Conflicts Committee charter and guidelines as they may be amended from time to time; (b) fair and reasonable to the Company and its Subsidiaries, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company and its Subsidiaries); or (c) entered into on an arm’s-length basis. 63. Conflicts Committee 63.1 The Board shall constitute a committee comprised solely of Directors who are not general partners, directors (other than independent directors of AGM), managers, officers or employees of any member of the Apollo Group (the “Conflicts Committee”).

63.2 The Conflicts Committee shall consist of up to five (5) individuals designated by the Board. The Conflicts Committee shall have a chairman, who shall be designated by the Board or, if the Board so delegates, by the Conflicts Committee. The vote necessary to approve any action at a meeting of the Conflicts Committee shall be a majority of the entire Conflicts Committee. 63.3 The Conflicts Committee may meet in person, by telephone or video conference call or in any other manner in which the Board is permitted to meet under Applicable Law and may also take action by written consent of the number and identity of Conflicts Committee members who have not less than the minimum number of votes that would be necessary to take such action at a meeting at which all Conflicts Committee members entitled to vote were present and voted. 63.4 The Conflicts Committee, upon the affirmative vote of a majority of the entire Committee, shall have the authority to engage consultants to assist in the evaluation of conflicts matters. It shall have the sole authority to retain and terminate any such consultants, including sole authority to approve the consultants’ fees and other retention terms; provided, that fees and expenses incurred in connection with the engagement of any such consultant are reasonable. CORPORATE RECORDS 64. Minutes The Board shall cause minutes to be duly entered in books provided for the purpose: (a) of all elections and appointments of Officers; (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and (c) of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board. 65. Place Where Corporate Records Kept Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the Registered Office of the Company. 66. Form and Use of Seal 66.1 The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda. 66.2 A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose. 66.3 A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents. ACCOUNTS 67. Books of Account 67.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to: (a) all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates; (b) all sales and purchases of goods by the Company; and (c) all assets and liabilities of the Company. 67.2 Such records of account shall be kept at the principal place of business of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. 68. Financial Year End The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year. AUDITS 69. Annual Audit Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year. 70. Appointment of Auditor 70.1 Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company. 70.2 The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

71. Remuneration of Auditor Save in the case of an Auditor appointed pursuant to Bye-law 76, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Shareholders may determine. In the case of an Auditor appointed pursuant to Bye-law 76, the remuneration of the Auditor shall be fixed by the Board. 72. Duties of Auditor 72.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards. 72.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used. 73. Access to Records The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company. 74. Financial Statements Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders in a general meeting. A resolution in writing made in accordance with Bye-law 33 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Shareholders in a general meeting. 75. Distribution of Auditor’s Report The report of the Auditor shall be submitted to the Shareholders in a general meeting. 76. Vacancy in the Office of Auditor The Board may fill any casual vacancy in the office of the Auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION 77. Winding-Up Subject to Bye-law 4 and any agreement contemplated by Bye-law 1.6 to the contrary, if the Company shall be wound up the liquidator may, with the sanction of a Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. Subject to Bye-law 4 and any agreement contemplated by Bye-law 1.6 to the contrary, the liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability. CHANGES TO CONSTITUTION; EXCLUSIVE JURISDICTION 78. Changes to Bye-laws No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a Resolution; provided, that any such action that would materially, adversely and disproportionately affect the rights, obligations, powers or preferences of any class of shares without similarly affecting the rights, obligations, powers or preferences of all classes of shares shall require a vote of the majority of the issued and outstanding shares constituting such class so affected. 79. Changes to the Memorandum of Association No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a Resolution. 80. Exclusive Jurisdiction In the event that any dispute arises concerning the Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a Shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda. 81. Discontinuance The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

TERMINATION OF IMAS 82. Termination of IMAs 82.1 Except as set forth in Bye-law 82.2, the Company shall not, and shall cause each Subsidiary of the Company not to, elect to terminate any ACRA System IMAs (a) on any date other than June 4, 2023 or any two (2)-year anniversary of such date (each, an “IMA Termination Election Date”) and (b) unless it has provided written notice to ISG or the member of the Apollo Group that is a party to such ACRA System IMA, as applicable, of such termination at least thirty (30) days, but not more than ninety (90) days, prior to the applicable IMA Termination Election Date (an “IMA Termination Notice”); provided, that (i) an ACRA System IMA may only be terminated by the Company or a Subsidiary of the Company with the approval of at least two-thirds (2/3) of the Independent Directors in accordance with the immediately following sentence (an IMA Termination Notice delivered with such approval and in accordance with Bye-law 82.1(a) and (b), a “Valid IMA Termination Notice”) and (ii) notwithstanding any such election to terminate or delivery of a Valid IMA Termination Notice, no such termination shall be effective on any date earlier than the second annual anniversary of the applicable IMA Termination Election Date (the “IMA Termination Effective Date”). Notwithstanding anything to the contrary contained in this Bye-law 82.1, the Board shall not approve any election to terminate an ACRA System IMA on any IMA Termination Election Date pursuant to this Bye-law 82.1 unless at least two-thirds (2/3) of the Independent Directors agree that an event described in clause (iii) or (iv) of the definition of AHL Cause occurred with respect to such ACRA System IMA. If the Company and/or applicable Subsidiary of the Company does not provide a Valid IMA Termination Notice with respect to an IMA Termination Election Date, then the Company or such Subsidiary may only elect to terminate such ACRA System IMA under this Bye-law 82.1 on the next IMA Termination Election Date, and neither the Company nor any Subsidiary of the Company shall terminate any such ACRA System IMA in accordance with this Bye-law 82.1 without providing a Valid IMA Termination Notice. Furthermore, beginning on June 4, 2019, each ACRA System IMA shall be subject to an initial term of four (4) years from such date; provided that, on each IMA Termination Election Date after June 4, 2019, beginning with the IMA Termination Election Date on June 4, 2023, to the extent no Valid IMA Termination Notice has been delivered in accordance with this Bye-law 82.1 with respect to the ACRA System IMA, the term of such ACRA System IMA shall be extended automatically without any further action or obligation by any persons (including, without limitation, the parties thereto or hereto) for a period of two (2) additional years; provided, further that, if a Valid IMA Termination Notice has been previously delivered in accordance with this Bye-law 82.1 and has not been rescinded prior to the applicable IMA Termination Effective Date, this sentence shall no longer be of any force or effect with respect to the ACRA System IMA that is the subject of such delivered Valid IMA Termination Notice and the term of the ACRA System IMA subject to such Valid IMA Termination Notice shall continue through the end of the IMA Remediation

Period. Notwithstanding anything to the contrary, the term of any ACRA System IMA shall be extended for the IMA Remediation Period. 82.2 Notwithstanding anything to the contrary in Bye-law 82.1, the Company and/or the applicable Subsidiary of the Company may terminate an ACRA System IMA upon the occurrence of an event described in clause (i) or (ii) of the definition of AHL Cause with respect to such ACRA System IMA; provided, that any termination of an ACRA System IMA by the Company or Subsidiary of the Company, as applicable, for such AHL Cause shall require the approval of at least two-thirds (2/3) of the Independent Directors and the delivery of written notice to ISG or such member of the Apollo Group that is a party to such ACRA System IMA, as applicable, of such termination for such AHL Cause at least thirty (30) days prior to the effective date of such termination; provided, further, that in each case ISG or the member of the Apollo Group that is a party to the applicable ACRA System IMA, as applicable, shall have the right to dispute such determination of the Independent Directors within thirty (30) days after receiving notice from the Company of such determination, in which case the parties to such ACRA System IMA, as applicable, shall submit the question as to whether the conditions of AHL Cause have been met to binding arbitration in accordance with Section 12 of the seventh amended and restated fee agreement dated June 10, 2019 between the Company and ISG, as amended from time to time (the “Fee Agreement”), and such ACRA System IMA, as applicable, shall continue to remain in effect during the period of the arbitration. 82.3 For the avoidance of doubt, subject in all respects to the other provisions of this Bye-law 82 and the definition of AHL Cause, any termination of an ACRA System IMA by the Company and/or any Subsidiary of the Company shall require the approval of at least two-thirds (2/3) of the Independent Directors. Notwithstanding anything to the contrary herein, for purposes of this Bye-law 82 and the definition of AHL Cause, (x) no officer or employee of the Company or any of its Subsidiaries shall constitute an Independent Director, (y) no officer or employee of (1) any member of the Apollo Group described in clauses (i) through (v) of the definition of Apollo Group or (2) AGM or any of its Subsidiaries (excluding any Subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by AGM or by one or more of its Subsidiaries or (B) a managed account agreement (or similar arrangement) whereby AGM or one or more of its Subsidiaries serves as general partner, managing member or in a similar governing position) shall constitute an Independent Director and (z) any Independent Director who also serves as an independent director of AGM pursuant to the independence requirements set forth in the AGM governing documents shall constitute an Independent Director. For the avoidance of doubt, the fact that a Director serves as an independent director of AGM does not disqualify such Director from being an Independent Director for purposes of this Bye-law 82.3.

82.4 This Bye-law 82 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by at least two-thirds (2/3) of the Independent Directors. AHL Cause means, (i) with respect to any ACRA System IMA, a material violation of Applicable Law relating to ISG’s advisory business or the advisory business of the member of the Apollo Group that is a party to such ACRA System IMA, in each case that is materially detrimental to the Company, (ii) the gross negligence, willful misconduct or reckless disregard of any of the obligations of ISG or the member of the Apollo Group that is a party to the applicable ACRA System IMA under the applicable ACRA System IMA that is materially detrimental to the Company, (iii) the unsatisfactory long term performance of ISG or the member of the Apollo Group that is a party to the applicable ACRA System IMA under the applicable ACRA System IMA that is materially detrimental to the Company, as determined in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith or (iv) a determination in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith, that the fees charged by ISG or by the member of the Apollo Group that is a party to the applicable ACRA System IMA under the applicable ACRA System IMA, in each case, taking into account, without duplication, the Fee Agreement, are unfair and excessive compared to a Comparable Asset Manager, provided, however, in the case of clauses (iii) and (iv), the Independent Directors shall deliver written notice of such finding to ISG or such other member of the Apollo Group, as applicable, and ISG or such other member of the Apollo Group, as applicable, shall have until the applicable IMA Termination Effective Date to address the Independent Directors’ concerns and; provided further, that in the case of clause (iv), ISG or such other member of the Apollo Group, as applicable, shall have a right to lower its fees to match a Comparable Asset Manager. If ISG or such member of the Apollo Group has addressed the Independent Directors’ concerns (with the assessment of whether the Independent Directors’ concerns have been addressed being rendered thereby in good faith with the approval of at least two-thirds (2/3) of the Independent Directors) or, if applicable, lowered its fees to match a Comparable Asset Manager, then the applicable IMA Termination Notice shall be deemed rescinded and of no further force or effect. For the avoidance of doubt, the occurrence of an event constituting AHL Cause under one ACRA System IMA shall not constitute an event of AHL Cause under any other ACRA System IMA and vice versa, unless such event of AHL Cause shall be separately established thereunder. IMA Remediation Period means, with respect to any Valid IMA Termination Notice, the period between the applicable IMA Termination Election Date and the applicable IMA Termination Effective Date.